Exhibit 99.1

BI-OPTIC VENTURES INC.

1030 Georgia Street West, Suite 1518

Vancouver, British Columbia  V6E 2Y3

Telephone: (604) 689-2646

Facsimile: (604) 689-1289

February 26, 2008

SYMBOL: TSX:    BOV.H

        OTCBB:  BOVKF

RESIGNATION

Bi-Optic Ventures Inc. (the “Company”) wishes to announce the resignation of Mr. David J.L. Williams from the Company’s board of directors effective immediately. The Company wishes to thank Mr. Williams for his past efforts and wishes him all the best in his future endeavors.

ON BEHALF OF THE BOARD OF DIRECTORS

“Harry Chew”

Harry Chew, Co-Chairman, CFO and director

Telephone: (604) 689-2646

The TSX Venture Exchange does not accept responsibility for the adequacy or accuracy of this news release.

This News Release contains "forward-looking statements". These forward-looking statements may include, but are not limited to, statements regarding the Company's strategic plans, potential uses for the products to be derived from the provisional patent applications described herein, timing, potential for the completion of various financings, the proposed directors, senior officers, and insiders of the Company, future issued and outstanding securities capital, change of name, and the payment of a finder's fee. Forward-looking statements express, as at the date of this news release, the Company's plans, estimates, forecasts, projections, expectations, or beliefs as to future events or results and the Company does not intend, and does not assume any obligation to update these forward-looking statements. In certain cases, forward-looking statements can be identified by the use of words such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "intends", "anticipates" or "does not anticipate", "believes", or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved. We caution that forward-looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate.  Therefore, actual results and future events could differ materially from those anticipated in such statements.

Factors that could cause results or events to differ materially from current expectations expressed or implied by the forward-looking statements, include, but are not limited to conclusions of economic evaluations; results of due diligence; changes in market conditions; changes in corporate status; failure of products, plants, laboratories, equipment or processes to operate as anticipated; accidents, labour disputes and other risks of the technology industry; delays in obtaining governmental approvals or financing or in the completion of product development, testing, or patenting; environmental risks and hazards.